EXHIBIT 99.1

Investor Relations Contact:
 Ken Lowe
Sigma Designs, Inc.
Tel: 408/957-9850
Fax: 408/957-9741
IR@sdesigns.com

For Immediate Release

SIGMA DESIGNS, INC. REPORTS FIRST QUARTER RESULTS

MILPITAS, Calif, May 27, 2003-Sigma Designs®, Inc. (Nasdaq: SIGM), a leader in digital media processors for consumer appliances, announced results for its first fiscal quarter ended April 30, 2003.

Net revenues for the first quarter were $7,835,000, up 17% from $6,709,000 for the previous quarter and up 127% from $3,454,000 reported for the same period last year. Sigma reported a net profit of $426,000, or $0.02 per basic and diluted share. This compares to a net loss of $(327,000), or $(0.02) per basic and diluted share for the previous quarter, and a net loss of $(2,307,000), or $(0.14) per basic and diluted share during the same period one year ago. The sequential increase in revenue is primarily attributable to increased sales of chipset products into advanced DVD players and IP video set-top boxes.

"We are very pleased to report our third consecutive quarter of sequential revenue increases, demonstrating fundamental strength in each of our primary business segments. Furthermore, we have achieved a key, operating milestone with our return to profitability this quarter. Moving forward, we are confident in our ability to deliver sequential revenue growth throughout this year and likewise anticipate a period of overall profitability," stated Thinh Tran, Chairman and Chief Executive Officer, Sigma Designs. "From a strategic perspective, we are seeing sales of advanced DVD players continue to rise in popularity and the IP video set-top box market demand is gaining strength with more incremental deployments."

Recent business developments include:

  Announced a proliferation of advanced DVD players based on Sigma's EM8500 DVD decoder chip from eleven individual manufacturers. These feature-rich, multi-format DVD players underscore the fundamental position Sigma holds in this emerging segment that connects the world of the Internet to living room entertainment.
  Announced that the new T-Online Vision TV service, the Internet service operator of Deutsche Telecom and a leading DSL Internet service in Europe, is based on Fujitsu-Siemens' Activy Media Center, which is in turn powered by Sigma's EM8400 decoder chip.
  Announced the EM8550, a superset of the popular EM8500 DVD decoder chip featuring a local bus and video input port to handle external networking chips, MPEG encoders and other peripherals. The EM8550 is targeted at low cost video endpoints as well as networked DVD players, including the latest model from KiSS Technology.

The conference call relating to first quarter result will take place following this announcement at 5:00 PM EDT today, May 27. The dial-in number is 1-800-352-4678. Investors will have the opportunity to listen live to the conference call via the Internet through www.vcall.com. To listen to the live call, please go to the web site at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will be retained on Sigma's web site at www.sigmadesigns.com for one year.

About Sigma Designs, Inc.

Sigma Designs specializes in silicon-based MPEG decoding for streaming video, progressive DVD playback and advanced digital set-top boxes. Sigma's award-winning REALmagic® Video Streaming Technology is used in both commercial and consumer applications providing highly integrated solutions for high-quality decoding of MPEG-1, MPEG-2, and MPEG-4. Headquartered in Milpitas, California, Sigma also has sales offices in China, Europe, Hong Kong, Japan, Korea and Taiwan. For more information, please visit our web site at www.sigmadesigns.com.

REALmagic and Sigma Designs are registered trademarks of Sigma Designs. All other products and companies referred to herein are trademarks or registered trademarks of their respective companies.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the anticipation of sequential revenue growth throughout this year and a period of overall profitability. Actual results may vary materially due to a number of factors including, but not limited to, general economic conditions, including continuance of the current downturn, and economic conditions specific to the semiconductor industry, a decrease in the rate of growth of the set-top box market in general, our inability to successfully introduce and deploy Sigma products in these markets, the unexpectedly rapid decline in the average selling prices of our products, our inabliliy to achieve continued cost reduction for our products, the inability of our REALmagic MPEG silicon to compete with other technologies in these emerging markets, the risk that such products will not gain widespread acceptance or will be rendered obsolete by product offerings of competitors or by alternative technologies and other risks including delays in the manufacturer's deployment of set-top boxes. Other risk factors are detailed from time to time in our SEC reports, including the report on Form 10-K for the year ended January 31, 2003. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Sigma undertakes no obligation to publicly release or otherwise disclose the result of any revision to these forward-looking statements that may be made as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

###

Following are comparative highlights of the first quarter of fiscal 2004:

Quarter ended April 30,                                   2003        2002
-----------------------                               -----------  -----------
Net revenues..........................................$ 7,835,000  $ 3,454,000
Net income (loss).....................................$   426,000  $(2,307,000)
Basic net income (loss) per share.....................$      0.02  $     (0.14)
Basic weighted average shares......................... 17,628,000   16,397,000
Diluted net income (loss) per share...................$      0.02  $     (0.14)
Diluted weighted average shares....................... 20,089,000   16,397,000

SIGMA DESIGNS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

                                                         April 30,  January 31,
                                                           2003        2003*
                                                       -----------  -----------
                        Assets

Current assets:
  Cash and cash equivalents.......................... $     6,810  $       755
  Accounts receivable - net..........................       4,337        4,366
  Inventories........................................       2,919        2,472
  Restricted cash....................................      12,000       12,000
  Prepaid expenses & other...........................         347          176
                                                       -----------  -----------
              Total current assets...................      26,413       19,769

Equipment & leasehold improvements, net..............       1,272        1,331
Other assets.........................................         278          317
                                                       -----------  -----------
Total................................................ $    27,963  $    21,417
                                                       ===========  ===========
          Liabilities and shareholders' equity

Current liabilities:
  Bank line of credit................................ $    12,000  $    12,000
  Accounts payable...................................       2,691        1,502
  Accrued liabilities and other......................       2,030        1,681
  Current portion of capital lease obligation........          76          127
                                                       -----------  -----------
              Total current liabilities..............      16,797       15,310

Other long-term liabilities..........................         302          305

Shareholders' equity:
  Common stock.......................................      72,919       68,295
  Accumulated other comprehensive income.............          25           13
  Accumulated deficit................................     (62,080)     (62,506)
                                                       -----------  -----------
              Total shareholders' equity.............      10,864        5,802
                                                       -----------  -----------
Total................................................ $   $27,963  $   $21,417
                                                       ===========  ===========

* Derived from audited balance sheet included in the Company's annual report on Form 10-K for the year ended January 31, 2003

SIGMA DESIGNS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

                                                    Three months ended
                                                         April 30,
                                              -------------------------------
                                                    2003            2002
                                              ---------------  --------------
Net revenues................................   $      7,835     $      3,454

Costs and expenses:
   Costs of revenues........................          3,218            1,453
   Research and development.................          2,440            2,294
   Sales and marketing......................          1,189            1,208
   General and administrative...............            515              760
                                              ---------------  --------------
      Total costs and expenses..............          7,362            5,715
                                              ---------------  --------------

Income (loss) from operations...............            473           (2,261)
Interest and other expense, net ............            (38)             (44)
                                              ---------------  --------------
Income (loss) before income taxes...........            435           (2,305)
Provision for income taxes..................              9                2
                                              ---------------  --------------
Net income (loss)...........................   $        426      $    (2,307)
                                              ===============  ==============

Basic net income (loss) per share...........   $       0.02      $     (0.14)

Shares used in computing per
   share amount - basic.....................         17,628           16,397

Diluted net income (loss) per share.........   $       0.02      $     (0.14)

Shares used in computing per
   share amount - diluted...................         20,089           16,397